CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in Registration Statement No. 333-155550 and No. 333-151215 on Form S-3, and No. 333-27877, No. 333-84844, No. 333-112035, No. 333-118622, No. 333-114488, No. 333-139156, and No. 333-158572 on Form S-8, of all references to our firm’s name and audit of portions of Fidelity Exploration & Production Company’s (“Fidelity”) proved natural gas and oil reserves estimates as of December 31, 2010, as described in our letter to Fidelity dated January 13, 2011, included in or made a part of MDU Resources Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. Ryder Scott Company, L.P. recognizes Fidelity is an indirect wholly owned subsidiary of MDU Resources Group, Inc. who makes filings with the Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 23, 2011